UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

Houlihan Lokey, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37537	95-2770395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-788-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 21, 2022, Houlihan Lokey, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on proposals (1) to elect four Class I directors to the Company’s board of directors, each to serve until the Company’s 2025 annual meeting of stockholders, and until a successor has been duly elected and qualified; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2022 Proxy Statement; and (3) to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. Following is the final tabulation of votes cast at the meeting:

Proposal 1: Election of Class I Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott L. Beiser	207,051,016	28,642,629	1,872,503
Todd J. Carter	208,969,314	26,724,331	1,872,503
Jacqueline B. Kosecoff	202,778,565	32,915,080	1,872,503
Paul A. Zuber	218,169,819	17,523,826	1,872,503

Proposal 2: Approval of Non-Binding, Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,459,575	9,159,167	74,902	1,872,503

Proposal 3: Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
236,292,116	1,232,099	41,932	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2022

HOULIHAN LOKEY, INC.

By:	/s/ Christopher M. Crain
Name:	Christopher M. Crain
Title:	General Counsel and Secretary